UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Plug Power Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Plug Power Inc.

Commission File No.: 001-34392

The following is the text of a press release issued by Plug Power Inc. on November 21, 2025:

Plug Power Announces Special Meeting of Stockholders and Filing of Preliminary Proxy Statement

SLINGERLANDS, N.Y., Nov. 21, 2025 -- Plug Power Inc. (NASDAQ: PLUG) (the “Company” or “Plug”), a global leader in comprehensive hydrogen solutions for the hydrogen economy, will hold a Special Meeting of Stockholders (the “Special Meeting”) on January 15, 2026, at 10:00 a.m. Eastern Time. The meeting will be conducted in a virtual format only.

Purpose of the Special Meeting

At the upcoming Special Meeting, Plug will ask stockholders to approve an amendment to the Company’s charter to increase the authorized common stock from 1.5 billion to 3.0 billion shares. Plug currently has less than 0.4% of its authorized shares of common stock available for future issuance. The proposed increase, made in consultation with Institutional Shareholder Services (ISS), was based on a sizing analysis that considered projected capital requirements, upcoming contractual commitments, equity programs, and potential strategic transactions, ensuring flexibility without excess.

Plug’s stockholders will also be asked to approve an amendment to the Company’s charter to conform the Company’s charter to recent amendments in the Delaware statute. This amendment would allow a more achievable voting standard for, among other things, future amendments to increase or decrease the authorized number of shares of common stock and align the voting standard with other Delaware companies.

The Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on November 20, 2025. For additional information regarding these proposals, investors are urged to read the Company’s preliminary proxy statement.

Plug’s Board of Directors recommends a vote FOR each of these proposals as these are in the Company’s best interest.

Recent Business Progress and Operational Momentum

Plug continues to make meaningful progress across its business, reinforcing the Company’s position as a global leader in integrated hydrogen solutions:

•	Record Hydrogen Production. Plug’s Georgia plant delivered its best month on record in August 2025, producing 324 metric tons of hydrogen with 97% uptime and 99.7% availability, demonstrating strong performance of Plug’s end-to-end production technology.

•	Expanding Electrolyzer Deployments. Plug is advancing a multi-gigawatt electrolyzer development pipeline, with 8 GW+ of identified opportunities across Europe, Australia, the Middle East and North America, reflecting rising global demand for clean hydrogen.

•	Continued Expansion in Material-Handling Fuel Cells. Plug recently commissioned next-generation GenDrive fuel-cell systems for major logistics operators, including new deployments at Floor & Decor’s Frederickson distribution facility, reinforcing Plug’s leadership in large-scale material-handling fleets.

•	Strengthened Customer Ecosystem. Plug’s annual symposium convened industry partners including Amazon, Uline, Hy2Gen, and key energy developers, highlighting broad commercial support for Plug’s integrated hydrogen solutions.

•	Advancing Energy Transition Infrastructure. Plug is expanding hydrogen storage, delivery and fueling capabilities to support emerging industrial and data center demand, positioning the Company as a full-value-chain provider for the clean hydrogen economy.

“These proposals are essential to ensuring Plug has the resources and flexibility needed to execute on our strategy, meet contractual obligations, reward talent, and advance the hydrogen economy,” said Andy Marsh, Chief Executive Officer of Plug. “We are encouraged by the progress we’re making across production, electrolyzers, and commercial adoption, and we remain focused on driving disciplined growth and creating sustainable value for our stockholders.”

Protect Your Investment

The record date for the upcoming Special Meeting is December 4, 2025. It is important that our stockholders have the ability to vote all of their shares at the upcoming meeting. Stockholders who have pledge or loaned their shares may not be able to vote unless those shares are recalled and returned to their accounts in advance of the record date. There is significant short interest in Plug; therefore, it is possible stockholders are not even aware that their shares had been loaned by their bank, broker or nominee. Stockholders whose shares have been lent out should instruct their bank, broker or nominee to recall their shares as soon as possible to ensure they are returned in time to be counted as of the December 4, 2025 record date.

Meeting Details

The Special Meeting is scheduled to be held on January 15, 2026 at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/PLUG2026SM.

About Plug Power

Plug Power is building the global hydrogen economy with a fully integrated ecosystem spanning production, storage, delivery, and power generation. A first mover in the industry, Plug Power provides electrolyzers, liquid hydrogen, fuel cell systems, storage tanks, and fueling infrastructure to industries such as material handling, industrial applications and energy producers—advancing energy independence and decarbonization at scale.

With electrolyzers deployed across five continents, Plug Power leads in hydrogen production, delivering large-scale projects that redefine industrial power. The company has deployed over 72,000 fuel cell systems and 285 fueling stations and is the largest user of liquid hydrogen. Plug Power is rapidly expanding its generation network to ensure a reliable, domestically produced hydrogen supply. With plants operational in Georgia, Tennessee, and Louisiana, Plug Power’s total production capacity is now 40 tons per day.

Plug Power supports global leaders like Walmart, Amazon, Home Depot, BMW, and BP through its talented workforce and state-of-the-art manufacturing facilities around the world.

For more information, visit www.plugpower.com.

Important Additional Information and Where to Find It

For additional information regarding the proposals to be acted upon at the Special Meeting, please refer to the Company’s preliminary proxy statement. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available to stockholders of the Company free of charge on Plug’s website at www.plugpower.com or by contacting: Investor Relations at Plug Power Inc., 125 Vista Boulevard, Slingerlands, NY 12159, Attn: Investor Relations.

Participants in Proxy Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 9, 2025, and information of their ownership of Company stock is set forth in the preliminary proxy statement.

This press release does not constitute a solicitation of any vote or approval. No proxy card, voting instruction form, or other means of voting will be accepted by Plug or any of its representatives at this time.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug, including, but not limited to, statements about Plug's ability to execute on its business plans and strategy and statements about the Special Meeting. Such forward-looking statements can be identified by the use of words such as "will," "may," "believe," "expect," "plan," or similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risk that the proposals in the Special Meeting may not be approved, including risks relating to stockholder turnout, broker non-votes, and share-loan recall timing; the risk of legal proceedings that may be instituted against Plug related to the Special Meeting; risks related to the Company's ability to achieve its business plans and growth objectives; risks related to market acceptance and adoption of hydrogen solutions; operational and execution risks; financing and liquidity risks; and other risks described in Plug's filings with the SEC, including the "Risk Factors" section of Plug's Annual Report on Form 10-K for the year ended December 31, 2024, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Plug disclaims any obligation to update forward-looking statements except as may be required by law.

Plug Media Contact:

Teal Hoyos
media@plugpower.com